Exhibit 3.3

THE COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION OF

BRITANNIA BULK PLC

1.                         PRELIMINARY

1.1                   The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (SI 1985 No. 805) as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (SI 1985 No. 1052) (such Table being hereinafter called “Table A”) shall apply to the Company save in so far as they are excluded or varied hereby and such regulations (save as so excluded or varied) and the Articles hereinafter contained shall be the Articles of Association of the Company.

1.2                   In these Articles the expression “the Act” means the Companies Act 1985, but so that any reference in these Articles to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

2.                         ALLOTMENT OF SHARES

2.1                   Shares which are comprised in the authorised but unissued share capital of the Company shall be under the control of the directors who may (subject to sections 80 and 89 of the Act and to Articles 2.2 and 2.3 below) allot, grant options over or otherwise dispose of the same, to such persons, on such terms and in such manner as they think fit.

2.2                   The directors are generally and unconditionally authorised for the purposes of section 80 of the Act to exercise any power of the Company to allot and grant rights to subscribe for or convert securities into shares of the Company up to the amount of the authorised share capital with which the Company is incorporated at any time or times during the period of five years from the date of incorporation and the directors may, after that period, allot any shares or grant any such rights under this authority in pursuance of an offer or agreement so to do made by the Company within that period. The authority hereby given may at any time (subject to the said section 80) be renewed, revoked or varied by ordinary resolution.

2.3                   The directors are empowered to allot and grant rights to subscribe for or convert securities into shares of the Company pursuant to the authority conferred under Article 2.2 above as if section 89(1) of the Act did not apply. This power shall enable the directors so to allot and grant rights to subscribe for or convert securities into shares of the Company after its expiry in pursuance of an offer or agreement so to do made by the Company before its expiry.

2.4                   Save as authorised by the Act, the Company shall not give, whether directly or indirectly, any financial assistance for the acquisition of shares or other securities of the Company or of its holding company (as defined by Section 736 of the Act).

2.5                   Save as permitted by section 101 (2) of the Act, no shares of the Company shall be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium.

3.                         SHARES

3.1                   The liability of any member in default in respect of a call shall be increased by the addition at the end of the first sentence of regulation 18 in Table A of the words “and all expenses that may have been incurred by the Company by reason of such non-payment”.

4.                         GENERAL MEETINGS AND RESOLUTIONS

4.1                   Every notice convening a general meeting shall comply with the provisions of section 372(3) of the Act as to giving information to members in regard to their right to appoint proxies, and notices of and other communications relating to any general meeting which any member is entitled to receive shall be sent to the directors and to the auditors for the time being of the Company.

4.2.1          If a quorum is not present within half an hour from the time appointed for a general meeting the general meeting shall stand adjourned to the same day in the next week at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned general meeting a quorum is not present within half an hour from the time appointed therefor such adjourned general meeting shall be dissolved.

4.2.2          Regulation 41 in Table A shall not apply to the Company,

4.3                   Resolutions under section 303 of the Act for the removal of a director before the expiration of his period of office and under section 391 of the Act for the removal of an auditor before the expiration of his period of office shall only be considered by the Company in general meeting. Regulation 53 in Table A shall be read and construed accordingly.

4.4                   A member present at a meeting by proxy shall be entitled to speak at the meeting and shall be entitled to one vote on a show of hands. In any case where the same person is appointed proxy for more than one member he shall on a show of hands have as many votes as the number of members for whom he is proxy. Regulation 54 in Table A shall be modified accordingly.

4.5       Unless resolved by ordinary resolution that regulation 62 in Table A shall apply without modification, the instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may be deposited at the place specified in regulation 62 in Table A up to the commencement of the meeting or (in any case where a poll is taken otherwise than at the meeting) of the taking of the poll or may be handed to the chairman of the meeting prior to the commencement of the business of the meeting.

5.                         APPOINTMENT OF DIRECTORS

5.1.1          Regulation 64 in Table A shall not apply to the Company.

5.1.2          The maximum number and minimum number respectively of the directors may be determined from time to time by ordinary resolution. Subject to and in default of any such determination there shall be no maximum number of directors and the minimum number of directors shall be two.

5.2                   The directors shall not be required to retire by rotation and regulations 73 to 80 (inclusive) in Table A shall not apply to the Company.

5.3                   No person shall be appointed a director at any general meeting unless either:

(a)                    he is recommended by the directors; or

(b)                   not less than 14 nor more than 35 clear days before the date appointed for the general meeting, notice signed by a member qualified to vote at the general meeting has been given to the Company of the intention to propose that person for appointment, together with notice signed by that person of his willingness to be appointed.

5.4.1          Subject to Article 5.3 above, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director.

5.4.2          The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number determined in accordance with Article 5.1.2 above as the maximum number of directors and for the time being in force.

6.                         BORROWING POWERS

6.1                   The directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit, and subject (in the case of any security convertible into shares) to section 80 of the Act to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

7.                         ALTERNATE DIRECTORS

7.1                   Unless otherwise determined by the Company in general meeting by ordinary resolution an alternate director shall not be entitled as such to receive any remuneration from the Company, save that he may be paid by the Company such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, and the first sentence of regulation 66 in Table A shall be modified accordingly.

7.2                   A director, or any such other person as is mentioned in regulation 65 in Table A, may act as an alternate director to represent more than one director, and an alternate director shall be entitled at any meeting of the directors or of any committee of the directors to one vote for every director whom he represents in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

8.                         GRATUITIES AND PENSIONS

8.1.1          The directors may exercise the powers of the Company conferred by its Memorandum of Association in relation to the payment of pensions, gratuities and other benefits and shall be entitled to retain any benefits received by them or any of them by reason of the exercise of any such powers.

8.1.2          Regulation 87 in Table A shall not apply to the Company.

9.                         PROCEEDINGS OF DIRECTORS

9.1.1          A director may vote, at any meeting of the directors or of any committee of the directors, on any resolution, notwithstanding that it in any way concerns or relates to a matter in which he has, directly or indirectly, any kind of interest whatsoever, and if he shall vote on any such resolution his vote shall be counted, and in relation to any such resolution as aforesaid he shall (whether or not he shall vote on the same) be taken into account in calculating the quorum present at the meeting.

9.1.2          Each director shall comply with his obligations to disclose his interest in contracts under section 317 of the Act.

9.1.3          Regulations 94 to 97 (inclusive) in Table A shall not apply to the Company.

10.                   THE SEAL

10.1             If the Company has a seal it shall only be used with the authority of the directors or of a committee of directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or second director. The obligation under regulation 6 of Table A relating to the sealing of share certificates shall apply only if the Company has a seal. Regulation 101 in Table A shall not apply to the Company.

10.2             The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

11.                   NOTICES

11.1             Without prejudice to regulations 112 to 116 inclusive in Table A, the Company may give notice to a member by electronic means provided that:-

11.1.1    the member has given his consent in writing to receiving notice communicated by electronic means and in such consent has set out an address to which the notice shall be sent by electronic means, and

11.1.2    the electronic means used by the Company enables the member concerned to read the text of the notice.

11.2             A notice given to a member personally or in a form permitted by Article 11.1 above shall be deemed to be given on the earlier of the day on which it is delivered personally and the day on which it was despatched by electronic means, as the case may be.

11.3             Regulation 115 in Table A shall not apply to a notice delivered personally or in a form permitted by Article 11.1 above.

11.4             In this article “electronic” means actuated by electric, magnetic, electro-magnetic, electro-chemical or electro-mechanical energy and “by electronic means” means by any manner only capable of being so actuated.

12.                   INDEMNITY

12.1             Every director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, or in connection with any application under section 144 or section 727 of the Act in which relief is granted to him by the Court, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 310 of the Act.

12.2             The directors shall have power to purchase and maintain for any director, officer or auditor of the Company insurance against any such liability as is referred to in section 310(1) of the Act.

12.3             Regulation 118 in Table A shall not apply to the Company.

Certified that this and the following 4 pages are a true copy of a document kept and registered on 10th August 2004 at the office for the registration of Companies in England and Wales

Signature	/s/ [Illegible]

Authorised by the Secretary of State

Date	14th November 2006

Number 03842976

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

OF

BRITANNIA BULK LTD

Passed 10 August 2004

By a written resolutions of the Sole Member passed as Ordinary Resolutions it was resolved that:

The authorised share capital of the Company be increased to £100,000 by the creation of 99,900 shares of £1.00 each to rank pari passu in all respects with the existing shares of the Company.

Authority be hereby given under the provisions of Section 80 of the Companies Act 1985 relating to the allotment of unissued shares for the directors to allot the balance of the unissued shares such authority to expire five years from the date of this Resolution.

/s/ H. Rayner

Director

BRITANNIA BULK LTD

I, Arvid Tage, being the Sole Member of the Company for the time being hereby resolve that:

The authorised share capital of the Company be increased to £100,000 by the creation of 99,900 shares of £1.00 each to rank pari passu in all respects with the existing shares of the Company.

Authority be hereby given under the provisions of Section 80 of the Companies Act 1985 relating to the allotment of unissued shares for the directors to allot the balance of the unissued shares such authority to expire five years from the date of this Resolution.

Dated this 10th day of August 2004

/s/ Arvid Tage
Arvid Tage

Number 03842976

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

Of

BRITANNIA BULK LTD

Passed 10 August 2004

By written resolutions of all the Members passed as Special Resolutions it was resolved:

1.                        That pursuant to the provisions of Section 43, Companies Act 1985 the Company be re-registered as a Public Company.

2.                        That the Memorandum of Association be amended as follows:

(a)                   By deleting the existing clauses 1 and 2 and substituting the following clause to be numbered l and 2:

1.                         The Company’s name is BRITANNIA BULK PLC.

2.                         The Company is a public company.

(b)                  By re-numbering the existing clauses 2 and 3 as 3 and 4.

(c)                   By renumbering the existing clauses 4 and 5 as 5 and 6 and amending clause 6 to read as follows:

6. The share capital is £100,000 divided into 100,000 shares of £1.00 each

(d)                  By renumbering the existing clause 6 as clause 7.

3.              That the Articles of Association of the Company be replaced by new Articles of Association in the form produced to the Members in substitution for and to the exclusion of the existing Articles.

/s/ H. Rayner

Director

BRITANNIA BULK LTD

I, Arvid Tage, being the Sole Member of the Company for the time being hereby resolve that:

The authorised share capital of the Company be increased to £100,000 by the creation of 99,900 shares of £1.00 each to rank pari passu in all respects with the existing shares of the Company.

Authority be hereby given under the provisions of Section 80 of the Companies Act 1985 relating to the allotment of unissued shares for the directors to allot the balance of the unissued shares such authority to expire five years from the date of this Resolution.

Dated this 10th day of August 2004

/s/ Arvid Tage
Arvid Tage

Number 03842976

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

ORDINARY RESOLUTIONS

OF

BRITANNIA BULK LTD

Passed 10 August 2004

By a written resolutions of the Sole Member passed as Ordinary Resolutions it was resolved that:

The authorised share capital of the Company be increased to £100,000 by the creation of 99,900 shares of £1.00 each to rank pari passu in all respects with the existing shares of the Company.

Authority be hereby given under the provisions of Section 80 of the Companies Act 1985 relating to the allotment of unissued shares for the directors to allot the balance of the unissued shares such authority to expire five years from the date of this Resolution.

/s/ H. Rayner
Director

Britannia Bulk Plc

Minutes of an Extraordinary General Meeting of Britannia Bulk Plc
held at Dukes House 32/38 Dukes Place, London EC3 A 7LP
29th on December 2004 at Dukes House

Present:	Henry William Rayner (in the Chair) Arvid Tage, David Myron Zvak (Observer), Serguei Zoudov

In attendance:

1                            The Chairperson produced to the meeting a copy of the Notice convening the meeting. He declared that a quorum was present and that accordingly the meeting was properly convened and constituted.

2                            The Notice convening the meeting was, by general consent, taken as read.

3                            The Chairperson proposed the Resolution set out in the Notice as a Special Resolution of the Company. The Chairperson, having put the Resolution to the meeting, declared it duly passed on a show of hands as a Special Resolution.

4                            The business of the meeting being concluded, the Chairperson declared the meeting closed.

/s/ H. Rayner

Chairperson

No. 3842976

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

Special Resolution

of

Britannia Bulk Plc

At an Extraordinary General Meeting of the Company duly convened and held at Dukes House, 32/38 Dukes, Place London EC3A 7LP on 29.12.04,the following Resolution was duly passed as a Special Resolution:

Special Resolution

That:

(a)                     the authorised share capital of the Company be increased from £100,000.00 to £10,000,000.00 by the creation of 9,900,000 shares of £1.00 each;

(b)                    the Directors be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Companies Act 1985 to exercise for the period of five years from the date of the passing of this Resolution all the powers of the Company to allot relevant securities up to an aggregate nominal amount of £9,900,000.00;

(c)                     pursuant to and during the period of the said authority the Directors be empowered to allot equity securities wholly for cash as if Section 89(1) of the said Act did not apply to any such allotment;

(d)                    by such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period; and

(e)                     for the purpose of this Resolution:

(i)                       the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights; and

(ii)                    words and expressions defined in or for the purposes of Part IV of the said Act shall bear the same meanings herein.

/s/ H. Rayner

Chairperson